UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) July 2, 2012

Assisted Living Concepts, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-13498	93-1148702
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

W140 N8981 Lilly Road, Menomonee Falls, Wisconsin	53051
(Address of Principal Executive Offices)	(Zip Code)

(262) 257-8888

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Assisted Living Concepts, Inc. (the “Company”) was held on July2, 2012 (“Annual Meeting”). At the Annual Meeting, the matters submitted for a vote were a proposal to elect seven directors to serve as directors until the 2013 Annual Meeting of Stockholders and until their respective successors are elected and the ratification of the appointment of Grant Thornton LLP as the Company’s independent auditor for 2012.

A total of 17,891,778 shares of Class A Common Stock and 2,760,670 shares of Class B Common Stock were represented at the meeting in person or by proxy. Each share of Class A Common Stock was entitled to one vote and each share of Class B Common Stock was entitled to ten votes. Accordingly, a total of 45,498,479 votes were represented at the meeting. As of the record date for the meeting, there were 20,058,610 shares outstanding of Class A Common Stock and 2,910,928 shares outstanding of Class B Common Stock.

All of the nominated directors were elected. The results of the vote on the election of directors were:

Name	For	Withheld	Broker Non-Votes
Alan Bell	41,086,873	3,769,186	642,420

Derek H.L. Buntain	39,439,293	5,416,766	642,420

David J. Hennigar	37,000,808	7,855,251	642,420

Malen S. Ng	41,513,541	3,342,518	642,420

Melvin A. Rhinelander	41,363,211	3,492,848	642,420

Charles H. Roadman II, MD	41,514,264	3,341,795	642,420

Michael J. Spector	41,087,393	3,768,666	642,420

The appointment of Grant Thornton LLP as the Company’s independent auditor was ratified. The results of the vote on the ratification of the appointment of Grant Thornton LLP were:

For	Against	Abstain
45,448,402	44,707	5,370

There were no broker non-votes on this proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 5, 2012

By:	/s/ John Buono
John Buono
Senior Vice President,
Chief Financial Officer & Treasurer